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                                  EXHIBIT 21.1
                                  SUBSIDIARIES


 NAME OF                                                                JURISDICTION OF
SUBSIDIARY                                                                INCORPORATION
----------                                                                -------------
DNA Plant Technology Corporation (1)                                           Delaware

DNAP Technologies, Inc. (2)                                                    Delaware

FreshWorld Farms, Inc. (2)                                                     Delaware

DNAP Diagnostics, Inc. (2)                                                     Delaware

VPP Corporation (1)                                                            Delaware

International Produce Holding Company (1)                                      Delaware

Bionova Produce, Inc. (3)                                                       Arizona

R.B. Packing of California, Inc. (3)                                         California

Bionova Produce of Texas, Inc. (3)                                                Texas

Bionova Properties, Inc. (3)                                                    Arizona

Premier Fruits & Vegetables BBL, Inc. (4)                                Quebec, Canada

Premier Fruits & Vegetables (USA), Inc. (4)                                    Delaware

Agrobionova, S.A. de C.V. (5)                                     United Mexican States

Comercializadora Premier, S.A. de C.V. (6)                        United Mexican States

Interfruver de Mexico, S.A. de C.V. (7)                           United Mexican States

Premier del Pacifico, S.A. de C.V. (8)                            United Mexican States

Asesoria y Servicios del Noreste, S.A. de C.V. (8)                United Mexican States

Siembra Cultivo y Cosecha del Noroeste, S.A. de C.V. (9)          United Mexican States
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(1) Wholly-owned subsidiary of Bionova Holding Corporation

(2) Wholly-owned subsidiary of DNA Plant Technology Corporation

(3) Wholly-owned subsidiary of International Produce Holding Company

(4) 80% owned by International Produce Holding Company

(5) 80% owned by Bionova Holding Corporation

(6) Wholly-owned subsidiary of Agrobionova, S.A. de C.V.

(7) 50.01% owned by Agrobionova, S.A. de C.V.

(8) Wholly-owned by Interfruver de Mexico, S.A. de C.V.

(9) 98% owned by Agrobionova, S.A. de C.V.



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